UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    June 8, 2012

AMREP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Oklahoma	1-4702	59-0936128
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(609) 716-8200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Reference is made to the Company’s Current Report on Form 8-K filed May 23, 2012, reporting the demand of a State of Florida agency that the Company’s Palm Coast Data LLC subsidiary (“PCD”), repay within 60 days $1,200,000 of the $3,000,000 incentive award PCD received from the State in connection with the project in which the Company’s subscription fulfillment services operations were consolidated at PCD’s Palm Coast, Florida facility. The demand was made as a result of PCD’s failure to meet certain requirements of the award agreement relative to jobs and capital expenditures. The demand has since been withdrawn in order that the agency may explore with PCD a comprehensive approach to addressing the current and anticipated reductions in the award agreement’s performance requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP CORPORATION
(Registrant)

By:	/s/ Peter M. Pizza
Peter M. Pizza
Vice President and
Chief Financial Officer

Date: June 15, 2012